UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	November 5, 2007
(Date of earliest event reported)

Old Second Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-10537	36-3143493
(Commission File Number)	(I.R.S. Employer Identification Number)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 5, 2007, Old Second Bancorp, Inc., a Delaware corporation (“Old Second”), entered into an Agreement and Plan of Merger between Old Second, Old Second Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Old Second, and HeritageBanc, Inc., an Illinois corporation (“Heritage”) (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Old Second Acquisition, Inc. will be merged with and into Heritage with Heritage as the surviving corporation as a wholly-owned subsidiary of Old Second. Following the consummation of the Merger, the parties intend to merge Heritage Bank, a wholly-owned subsidiary of Heritage, with and into Old Second National Bank, a wholly-owned subsidiary of Old Second, with Old Second National Bank as the surviving bank. The description of the Merger Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Under the terms of the Merger Agreement, Old Second will pay an aggregate purchase price of $86.0 million to Heritage shareholders. The purchase price will be paid 50% in cash and 50% in common shares of Old Second. The per share value of Heritage stock in the merger will be $10,333, based upon 8,323 shares of Heritage stock currently outstanding. Heritage shareholders may elect to exchange each share held for either cash or common shares of Old Second. Shareholder elections will be subject to pro-ration if the results of the aggregate elections differ from the prescribed 50%/50% cash-stock split.

The Merger has been unanimously approved by the Board of Directors of each of Old Second and Heritage, and is subject to certain regulatory approvals as well as the approval and adoption of the Merger Agreement by holders of not less than two thirds of Heritage’s outstanding shares. Old Second and Heritage have made customary representations and warranties about their business and covenants pending the closing of the Merger, including covenants by each of Old Second and Heritage to conduct its business in the ordinary course and to cause a shareholder meeting to be held to vote upon the Merger Agreement. Each party has agreed not to (i) solicit proposals related to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions. Old Second will register under the Securities Act of 1933, as amended, the shares to be issued in connection with the Merger.

Each party also has the right to terminate the Merger Agreement under certain circumstances. Either Old Second or Heritage may, with certain exceptions, terminate the Merger Agreement if the Merger is not consummated by end of the day on May 1, 2008.

Pursuant to the Merger Agreement, upon completion of the Merger, John Ladowicz, the current Chairman and Chief Executive Officer of Heritage, will join Old Second’s board of directors. In addition, the Merger Agreement provides that Patrick Roe, President and Chief Operating Officer of Heritage, will join Old Second National Bank as Senior Vice President – Regional Manager, overseeing Heritage’s market regions.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Old Second and Heritage. The assertions embodied in those representations and warranties were made for purposes of the

Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Interested parties should read the Merger Agreement, together with the other information concerning the parties, including the information that Old Second publicly files in reports and statements with the Securities and Exchange Commission.

Voting Agreement

Old Second and certain shareholders of Heritage have entered into agreements by which the shareholders have agreed to vote their shares in favor of the transaction. A form of the voting agreement is included as Exhibit 99.1 to this report.

Item 7.01.                                          Regulation FD Disclosure

A copy of the Press Release, dated November 6, 2007, issued by Old Second and Heritage relating to the Merger, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Old Second intends to hold a conference call regarding the Merger on Tuesday, November 6, 2007 at 10:30 a.m. (CST). Interested parties wishing to participate on the call can dial in at 866-216-6835, using a conference access number of 466913. The presentation materials for the conference call are included as Exhibit 99.3 to this report. The information in Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act.

Additional Information About This Transaction

Old Second intends to file with the Securities and Exchange Commission a registration statement on Form S-4, and Heritage expects to mail a proxy statement/prospectus to its shareholders, containing information about the transaction. Investors and shareholders are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Old Second, Heritage and the proposed merger. In addition to the registration statement to be filed by Old Second and the proxy statement/prospectus to be mailed to the shareholders of Heritage, Old Second files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Old Second may also be obtained free of charge by requesting them in writing at Old Second at 37 South River Street, Aurora, Illinois 60506; Attention: Robin Hodgson, Vice President/Corporate Secretary, or by telephone at (630) 906-5480 or on Old Second’s website at www.oldsecond.com.

Participants in the Solicitation

Old Second, Heritage and their respective officers and directors may be deemed to be participants in the solicitations of proxies from the shareholders of Heritage with respect to the transactions contemplated by the proposed merger. Information regarding Old Second’s officers and directors is included in its proxy statement for its 2007 annual meeting of stockholders filed with the Securities and Exchange Commission on March 15, 2007. A description of the interests of the directors and executive officers of Old Second and Heritage in the merger will be set forth in proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission when they become available.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

	2.1	Agreement and Plan of Merger between Old Second Bancorp, Inc., Old Second Acquisition, Inc. and HeritageBanc, Inc., dated November 5, 2006
	99.1	Form of Voting Agreement entered into between Old Second Bancorp, Inc. and certain shareholders of HeritageBanc, Inc., dated November 5, 2007
	99.2	Press Release, dated November 6, 2007
	99.3	Presentation Materials for Old Second Bancorp, Inc.’s Conference Call on November 6, 2007 (solely furnished and not filed for purposes of Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: November 6, 2007	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President and Chief
Financial Officer